SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   December 1, 2017

VIVA ENTERTAINMENT GROUP INC.

(F/K/A Black River Petroleum Corp.)

NEVADA	000-54704	98-0642409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

143-41 84th Drive, Briarwood, New York 11435

 (Address of principal executive office, including zip code)

(347) 681-1668

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In order to provide a possible source of funding for the Company, the Company, on December 1, 2017, entered into an Investor Agreement (the "Agreement") with Ignition Capital, LLC of Tampa ("Ignition").

Pursuant to the Agreement, Ignition has agreed to provide the Company with up to $5,000,000 of funding through the purchase of shares of the Company's common stock. During the term of the Agreement, the Company may deliver a Put Notice to Ignition, which will specify the number of shares which the Company will sell to Ignition. The minimum amount the Company can draw down at any one time is $25,000, and the maximum amount the Company can draw down at any one time is $250,000, as determined by the formula contained in the Agreement.

A closing will occur on the date which is no earlier than five trading days following and no later than seven trading days following the applicable Put Notice. On each Closing Date, the Company will sell, and Ignition will purchase, the shares of the Company's common stock specified in the Put Notice.

The amount to be paid by Ignition on a particular Closing Date will be determined by multiplying the Purchase Price by the number of shares specified in the Put Notice. The Purchase Price will be 75% of the lowest trading price of the Company's common stock during the Pricing Period applicable to the Put Notice. The Pricing Period, with respect to a particular Put Notice, is five consecutive trading days including, and immediately following, the delivery of a Put Notice to Ignition.

The Company may submit a Put Notice once every fifteen trading days provided the closing of the previous transaction has taken place. The Company is under no obligation to submit any Put Notices.

The Agreement has a term of 24 months, which will begin on the effective date of the registration statement which the Company has agreed to file with the Securities and Exchange Commission so that the shares of common stock to be sold to Ignition may be sold in the public market.

The Company issued a promissory note to Ignition for the principal sum of $25,000 as a commitment fee for the equity line. The note bears interest at 15% per year, is unsecured, and is due and payable on December 1, 2018. At the option of Ignition, all or any part of the note may be converted into shares of the Company's common stock. Any amount so converted will be converted into common stock of the Company at a price of 50% of the lowest trading price on the primary trading market on which the Company’s Common Stock is quoted for the ten (10) trading days immediately prior to but not including the Conversion Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 8, 2017	Viva Entertainment Group, Inc.

	By:	/s/Johnny Falcones
Johnny Falcones